WARRANTY AGREEMENT

By this Warranty Agreement (the "Agreement"), executed and entered into in the City of Sao Paulo, SP, Brazil, on the twentieth day of June, 2000, by and among the parties below, on one side;

1. FiberCore, Inc., a company duly organized and validly existing under the laws of the State of Nevada, United States of America, with head offices at 253, Worcester Road, Charlton, MA ("FCI"), herein duly represented by its authorized representative, or any other company or individual to be designated by it (FCI and/or whichever entity so designated by FCI, hereinafter referred to as the "Investor");


and, on the other side,


2. Algar S.A. - Empreendimentos e Participacoes, a company duly organized and validly existing under the laws of the Federal Republic of Brazil, with head offices in the City of Uberlandia, State of Minas Gerais, at Avenida Alexandrino Garcia, 2689, Distrito Industrial, enrolled with CNPJ under No. 17.835.026/0001-52, herein represented by its duly authorized representative (hereinafter referred to as "Algar"); and

3. Xtal Fibras Opticas S.A., a corporation duly organized and validly existing under the laws of the Federal Republic of Brazil, with head offices in the City of Uberlandia, State of Minas Gerais, at Avenida Alexandrino Garcia, 2689, Distrito Industrial,. enrolled with CNPJ under No. 71.340.707/0001-95, herein represented by its duly authorized representative (hereinafter referred to as the "Xtal");


4. Mamore Participacoes S.A., a corporation duly organized and validly existing under the laws of the Federal Republic of Brazil, Federal Republic of Brazil, with head offices in the City of Uberlandia, State of Minas Gerais, at Avenida Alexandrino Garcia, 2689, cj. 07, Sala A, Distrito Industrial, enrolled with CNPJ under No. 03.509.491/0001-99, herein represented by its duly authorized representative (hereinafter referred to as the "Company");

Whereas, the parties executed an Investment Agreement (the "Investment Agreement") on June 1, 2000 for an investment in the Company by FCI;

Whereas, one of the conditions precedent for the execution of the Investment Agreement was that FCI would provide to Algar a warranty in the amount corresponding to the total value of debt that Algar had guaranteed on behalf of Xtal Fibras Opticas S.A. ("Xtal");

Whereas, the Parties intend to legally formalize all the terms and conditions which shall apply to the transactions described in the foregoing recitals;

Now, therefore, in view of the mutual promises, covenants and agreements contained herein, and intending to be legally bound, the Parties have agreed to execute this Agreement, pursuant to the following terms and conditions:

1. FCI hereby expressly guarantees to Algar that FCI and Xtal will be responsible for the payment of the loan agreements ("Loans") and letters of credit ("Letters of Credit") of Xtal attached hereto as Annex A, that Algar has guaranteed for the benefit of Xtal.

2. In the event that Xtal defaults on the payment of the Loans or the Letters of Credit attached in the Annex A ("Default") and Algar has to perform under its guarantees, FCI shall be liable to Algar for any amounts that Algar has disbursed in connection with such warranty.

     2.1. In the event of a Default, Algar shall notify FCI before the payment of warranty and FCI shall have the right to pay the amounts due directly to the creditors, and FCI shall provide to Algar a document evidencing the release of the warranty.

     2.2. In the event FCI is unable to pay directly to the creditors and Algar is obligated to pay the creditors, Algar shall notify FCI and present all the documents related to the disbursement effected by Algar in connection with the Default and FCI shall have 5 (five) business days to pay Algar for such disbursement, plus all costs incurred by Algar from the date of disbursement until the payment by FCI.

3. FCI will use its best efforts to have Algar's guarantees listed in Annex A released, and to the extent such releases are not obtained by August 31, 2000, then FCI shall pay to Algar or to any company indicated by Algar, all the costs incurred by Algar to maintain such guarantees until such time as such guarantees are released. Notwithstanding any provision herein, FCI shall cause Algar to be fully and completely released of all Algar's guarantees listed in Annex A on or before September 30, 2000. Algar shall be under no obligation to renew or extend any of such guarantees.

4. Any notices, requests, claims, demands, instructions and other communications to be given hereunder to any party shall be in writing and delivered in person, sent by certified mail, postage prepaid, return receipt requested, or by facsimile transmission with a confirmed telephonic transmission answer back, to the following addresses (or at such other address or number as is given in writing by other party to the other pursuant hereto):

     If to Investor:      FiberCore, Inc.
                          P.O. BOX 180
                          253 Worcester Road
                          Charlton, MA  01507, U.S.A
                          Att: Dr. Mohd Aslami

     If to Algar:         Algar S.A. - Empreendimentos e Participacoes
                          Avenida Alexandrino Garcia, 2689
                          Distrito Industrial, Uberlandia
                          Att:  Nelson Cascelli Reis

     If to Xtal:          Xtal Fibras Opticas S.A.
                          Avenida Alexandrino Garcia, 2689 - Sala 8
                          Distrito Industrial, Uberlandia
                          Att:  Antonio Carlos de Campos

     If to Company:       Mamore Participacoes S.A.
                          Alexandrino Garcia, 2689, cj. 07, Sala A
                          Distrito Industrial, Uberlandia
                          Att:  Antonio Carlos de Campos

5. This Agreement may be amended only upon the mutual written consent of the Parties hereto.


6. This Agreement, including the Annexes and Exhibits hereto, constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between the parties. There are no representations, warranties, undertakings or agreements between the parties with respect to the subject matter of this Agreement except as set forth herein.

7. None of the parties hereto may assign its rights, interests, obligations or liabilities under this Agreement or delegate its duties without the prior written consent of the other party. This Agreement and all of the provisions and Annexes hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

8. This Agreement shall be governed by, and construed in accordance with, the laws of Brazil. The courts of the City of Sao Paulo, State of Sao Paulo, to the personal jurisdiction of which each party hereto voluntarily submits, shall have exclusive jurisdiction over any dispute arising out of the construction, interpretation or enforcement of this Agreement.

In witness whereof, the Parties have executed this Agreement in 5 (five) counterparts of same tenor and content, on the date and in the place herein before stated, in the presence of the two undersigned witnesses.




                                            -----------------------------------
                                            FiberCore, Inc.
                                            By: Mohd A. Aslami
                                            Title:   President - Chief Executive
                                                     Officer




                                            -----------------------------------
                                            Algar S.A.
                                            By:      Jose Mauro Leal Costa
                                            Title:   Chief Executive Officer
                                            By:      Nelson Cascelli Reis
                                            Title:   Attorney-in-fact




                                            -----------------------------------
                                            Xtal Fibras Opticas S.A.
                                            By:      Jose Mauro Leal Costa
                                            Title:   President
                                            By:      Antonio Carlos Campos
                                            Title:   Managing Director




                                            -----------------------------------
                                            Mamore Participacoes S.A.
                                            By:      Jose Mauro Leal Costa
                                            Title:   Attorney-in-fact
                                            By:      Nelson Cascelli Reis
                                            Title:   Attorney-in-fact



Witnesses:

1.
    ------------------------------------
    Name: Giseli Aparecida Perez Araujo
    RG: 16.978.964
    CPF: 074.393.068-13


2.
    ------------------------------------
    Name: Eliane Barbosa Mari
    RG: 8.690.203
    CPF: 762.429.948-87